UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 2, 2008

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 28, 2007, the Executive Compensation Committee (the “Compensation Committee”) of the Board of Directors of Meritage Homes Corporation (“Meritage” or the “Company”) approved the grant of an option to Steven J. Hilton, the Company’s Chairman and CEO, to acquire 100,000 shares of Meritage common stock at an exercise price equal to the closing price on January 2, 2008.  This grant was made pursuant to the Company’s 2006 Stock Incentive Plan (the “2006 Incentive Plan) and the option has a seven year term and vests in five ratable annual installments commencing on January 2, 2009.

As previously reported on a Form 4 filed by Mr. Hilton on December 12, 2007, the Compensation Committee approved on December 11, 2007, the grant of an option to Mr. Hilton to acquire 225,000 shares of Meritage common stock.  During the preparation of the option award agreement, the Company determined that this grant exceeded the 2006 Incentive Plan’s limitation on the number of shares that may be granted to any participant during any calendar year.  Thus, this 225,000 share option grant is null and void.  The Company also determined at this time that a small portion of an option grant to Mr. Hilton in early 2007 also exceeded the plan’s annual limitation.  On January 29, 2007, Mr. Hilton was granted an option to acquire 90,000 shares of Meritage common stock and was awarded 18,000 shares of restricted stock.  The Company has determined that of these 90,000 option shares, 14,840 shares exceeded the plan’s annual calendar year limitation and such portion of the grant is, accordingly, null and void.

As previously reported on a Form 4 filed on December 12, 2007 by Larry W. Seay, the Company’s Executive Vice President and Chief Financial Officer, the Compensation Committee approved on December 11, 2007 the grant of an option to Mr. Seay to acquire 90,000 shares of Meritage common stock.  During the preparation of the option award agreement, the Company determined that this grant exceeded the 2006 Incentive Plan’s annual calendar limitation on the number of shares that may be granted to any participant by 36,786 shares and such portion of the grant is, accordingly, null and void.  On December 28, 2007, the Compensation Committee  approved the grant of an option to Mr. Seay to acquire 36,786 shares of Meritage common stock at an exercise price equal to the closing price on January 2, 2008.  This grant was made pursuant to the Company’s 2006 Incentive Plan and the option has a seven year term and vests in five ratable annual installments commencing on January 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 2, 2008

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer